Exhibit 10.23

SIXTEENTH AMENDMENT TO LEASE AGREEMENT

This SIXTEENTH AMENDMENT TO LEASEAGREEMENT (this "Amendment") is made and entered into as of April 12, 2012, by and between STONEHOLLOW INDUSTRIAL  INVESTORS, LLC, a Delaware limited liability company ("Landlord"), and ACTIVE POWER, INC., a Delaware corporation ("Tenant").

BACKGROUND:

A.	On March 11, 1996, Braker Phase Ill, Ltd. ("Braker"), predecessor in interest to Landlord, and Magnetic Bearing Technologies, Inc. ("MBT") entered into a Lease Agreement(the "Original Lease") for approximately 4,050 square feet (the "Premises") in the building commonly known as Stonehollow 1, located at 11525 Stonehollow Drive, Austin, Texas 78758 (the "Building"), being a part of the industrial center commonly known as Stonehollow (the "Project').

B.	On June 24, 1996, Braker and MBT entered into a First Amendment to Lease Agreement (the "First Amendment"), whereby the Premises were expanded by approximately 4,050 square feet, to a total of approximately 8,100 square feet.

C.	MBT changed its name to Active Power, Inc.

D.	On September 4, 1996, Braker and Tenant entered into a Second Amendment to Lease Agreement (the "Second Amendment'').

E.	Metropolitan Life Insurance Company ("Met'') purchased the Building and succeeded to the interest of Braker under the Lease.

F.	On October 10, 1997, Met and Tenant entered into a Third Amendment to Lease Agreement (the "Third Amendment''), whereby the Premises were further expanded by approximately 15,080 square feet in the building commonly known as Stonehollow 2, to a total of approximately 23,180 square feet. On August 20, 1999, Met and Tenant entered into a Fourth Amendment to Lease Agreement (the "Fourth Amendment''). On February 9, 2000, Met and Tenant entered into a Fifth Amendment to Lease Agreement (the "Fifth Amendment''), whereby the Premises were further expanded by approximately 11,666 square feet in Stonehollow 1, to a total of approximately 38,896 square feet. On September 22, 2000, Met and Tenant entered into a Sixth Amendment to Lease Agreement (the "Sixth Amendment''), whereby the Premises were further expanded by approximately 4,050 square feet, to a total of approximately 42,946 square feet. On April10, 2001, Met and Tenant entered into a Seventh Amendment to Lease Agreement (the "Seventh Amendment''). On May 7, 2001, Met and Tenant entered into an Eighth Amendment to Lease Agreement (the "Eighth Amendment''). On June 27, 2002, Met and Tenant entered into a Ninth Amendment to Lease Agreement (the "Ninth Amendment''), whereby the Premises were reduced by approximately 4,050, to a total of approximately 38,896 square feet. On January 31, 2003, Met and Tenant entered -into a Tenth Amendment to Lease Agreement (the "Tenth Amendment''). On July 31, 2003, Met and Tenant entered into an Eleventh Amendment to Lease Agreement (the "Eleventh Amendment''). On February 8, 2005, Met and Tenant entered into a Twelfth Amendment to Lease Agreement (the "Twelfth Amendment''), whereby the lease term was extended for approximately 19,616 square feet, thereby reducing the Premises to contain approximately 19,616 square feet, comprised of approximately 7,466 square feet in Suite 120 of the Building (the "Suite 120 Space") and approximately 12,150 square feet in Suites 130 and 135 of the Building (the "Suite 135 Space'} On December 7, 2005, Met and Tenant entered into a Thirteenth Amendment to Lease Agreement (the "Thirteenth Amendment'} On March 6, 2007, Landlord and Tenant entered into a Fourteenth Amendment to Lease Agreement (the "Fourteenth Amendment").

SIXTEENTH AMENDMENT  TO LEASE AGREEMENT

G.	Windsor at Stonehollow, LP ("Windsor'') purchased the Building and succeeded to the interest of Met under the Lease.

H.	On January 19, 2010, Windsor and Tenant entered into a Fifteenth Amendment to Lease Agreement (the "Fifteenth Amendment''). The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment, the Twelfth Amendment, the Thirteenth Amendment, the Fourteenth Amendment, and the Fifteenth Amendment, is referred to herein as the "Lease".

I.	Landlord purchased the Building and succeeded to the interest of Windsor under the Lease.

J.	Landlord and Tenant desire to amend the Lease to, among other things, extend the term of the Lease for approximately 12,150 square feet of the Premises in the Suite 135 Space.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Capitalized Terms. All capitalized terms which are not otherwise defined herein shall have the meaning set forth in the Lease, as amended hereby.

2.	Definitions. As of the date of this Amendment, the terms specified below shall have the following meanings:

a.	"Landlord Parties" means Landlord, the property manager, Landlord's mortgagee(s) and any affiliates or subsidiaries of the foregoing, and all of their respective officers, directors, employees, shareholders, members, partners, agents and contractors.

b.	"Tenant Parties" means Tenant and its shareholders, members, managers, partners, directors, officers, employees, agents, contractors, sublessees, licensees and invitees.

c.	"Claims" means all foreseeable and unforeseeable damages (including actual, consequential, and punitive), losses, injuries, penalties, disbursements, costs, charges, assessments, expenses (including attorneys' fees and court costs), demands, litigation, settlement payments, causes of action (whether in tort, contract, or under a theory of strict liability, or whether in law, equity, statutory or otherwise) or judgments.

SIXTEENTH AMENDMENT  TO LEASE AGREEMENT

3.	Renewal. The term of the Lease is extended to expire on March 31, 2016 (the "Expiration Date").

4.	Base Rent. From April 1, 2012 (the "Effective Date") through the Expiration Date, the Base Rent payable under the terms and conditions of the Lease is as follows:

Period	Annual Base Rent/SF	MonthlBase Rent
4/1/12-3/31/13	$12.00	$12,150.00
4/1/13-3/31/14	$12.36	$12,514.50
4/1/14-3/31/15	$12.73	$12,889.13
4/1/15-3/31/16	$13.11	$13,273.88

All other terms of the Lease regarding the payment of Base Rent remain unchanged. Tenant shall continue to pay all other amounts payable under the Lease.

5.	Acceptance of Premises. Tenant accepts the Premises in their "AS-IS" condition, and Landlord shall have no obligation to improve, repair, restore or refurbish the Premises except as otherwise specifically provided in this Amendment. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, except as otherwise expressly provided in this Amendment, with respect to the Premises or any other portion of the Project, including any representation or warranty with respect to the suitability or fitness of the Premises or any other portion of the Project for the conduct of Tenant's business.

6.	Tenant Costs. Landlord's estimate of Tenant's Proportionate Share of Tenant Costs for calendar year 2012 is $3,702.11 per month.

7.	Suite 120 Space.

a.
The term of the Lease for the Suite 120 Space expires on March 31, 2012. Tenant may continue to occupy the Suite 120 Space through May 31, 2012, subject to all of the terms and conditions of the Lease, except for the obligation to pay Base Rent and Tenant's Proportionate Share of Tenant Costs for the Suite 120 Space for the period commencing April 1, 2012 and ending April 30, 2012. Tenant shall pay Base Rent and Tenant's Proportionate Share of Tenant Costs for the Suite 120 Space for the period commencing May 1, 2012 and ending May 31, 2012. Base Rent for the Suite 120 Space for such period will be $7,466.00.

b.
Tenant must vacate the Suite 120 Space on or before May 31, 2012. Upon such vacation, Tenant shall surrender the Suite 120 Space to Landlord in accordance with the provisions of Paragraph 6 of the Lease as if the term of the Lease had expired with respect to the Suite 120 Space. Notwithstanding any1hing to the contrary contained in this Amendment or the Lease, if Tenant does not vacate the Suite 120 Space prior to May 31, 2012, then, from and after June 1, 2012, Tenant shall pay rent for both the Premises and the Suite 120 Space until such time that Tenant vacates the Suite 120 Space; provided that such acceptance by Landlord does not constitute a waiver or release of Tenant for failure to vacate the Suite 120 Space timely as set forth in this Paragraph.

SIXTEENTH AMENDMENT  TO LEASE AGREEMENT

c.	In addition to Tenant's obligations set forth in Section 7(b) above, prior to Tenant's vacation of the Suite 120 Space, Tenant, at its sole cost and expense, must remove the structural steel mezzanine in the warehouse portion of the Suite 120 Space. Tenant must repair any damage to the Suite 120 Space and the Building resulting from such removal.

8.	Tenant's Insurance. Section 9(B) of the Lease is deleted and the following substituted therefor:

Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the term of the Lease the following insurance coverages: (a) commercial general liability insurance written on the most current form of ISO CG 00 01 (occurrence  basis) or its equivalent, have a minimum each occurrence limit of $1,000,000, a minimum general aggregate limit of $3,000,000, and not exclude this Lease from the definition of "Insured Contract" under the contractual liability provisions [provided, if Tenant has more than one location, such policy shall have a "designated location(s)" general aggregate limit endorsement applying the general aggregate limit to each of Tenant's  locations];  (b) worker's  compensation  insurance  complying with statutory requirements  of the State of Texas and employers  liability insurance in amounts not less than $500,000 bodily injury per accident/$500,000 disease each employee/$500,000 disease policy limit; (c) causes of loss-special form (formerly "all risks") commercial property insurance in an amount adequate to cover the replacement cost of all alterations and all the furniture, fixtures, equipment and other business personal property in the Premises (provided, such policy shall have a business income and extra expense endorsement in an amount sufficient to cover 6 months of income and ongoing expenses);  (d) business  automobile liability  insurance  written on an occurrence basis, including coverage for owned, nonowned, and hired autos, having a minimum limit of $1,000,000 per accident; and (e) such additional insurance coverages or other policy limits as Landlord reasonably requires.

Each policy referred to in this Section 9(B) shall satisfy the following requirements: (i) be issued by carriers having a Best's Rating of A- or better, and a Best's Financial Size Category of Class IX, or better, and admitted to engage in the business in the State of Texas; (ii)  be endorsed to be primary, with the policies of all Landlord Parties being excess, secondary  and noncontributing;  (iii) be endorsed to provide a waiver   of subrogation in favor of the Landlord Parties; (iv) with respect to all liability policies except worker's compensation/employer's liability, be endorsed to include the Landlord Parties as "additional insureds" on a form which does not exclude the contributory negligence of the Landlord Parties;   and (v) contain a provision for 30 days'  prior written notice by insurance carrier to Landlord of cancellation, nonrenewal, or substantial modification. Tenant shall deliver to Landlord certificates of insurance and, at  Landlord's request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

SIXTEENTH AMENDMENT  TO LEASE AGREEMENT

9.	Waiver of Subrogation. Section 1O(D) of the Lease is amended by adding the following:

The releases in this section will apply even  if the damage or loss is caused or alleged to be caused in whole or in part by the negligence or strict liability of the released party but will not apply to the extent the damage or loss is caused by the gross  negligence or willful misconduct of the released  party.    The phrase "released party" in the preceding sentence will include with respect to Landlord, the Landlord Parties, and with respect to Tenant, the Tenant Parties.

10.	Indemnity. Section 11 of the Lease is amended by deleting the first sentence and substituting the following therefor:

To the extent permitted by law, and except as expressly provided in Section 10(D), Tenant shall indemnify the Landlord Parties against any and all Claims arising from Tenant's occupancy of the Premises, from the undertaking of any alterations or repairs to the Premises, from the conduct of Tenant's business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful or negligent act of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises. In case of any action or proceeding brought against the Landlord Parties by reason of any such Claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. The indemnity in this section will apply even if the Claim is caused or alleged to be caused in whole or in part by the negligence or strict liability of a Landlord Party, but will not apply to the extent the damage or loss is caused by the gross negligence or willful misconduct of such Landlord Party.

11.	Calculation of Charges. Tenant understands and accepts the methods of calculation for determining charges and amounts of assessed against Tenant under this Lease, and agrees that they comply with Section 93.012 (Assessment of Charges) of the Texas Property Code, as amended or succeeded from time to time. Tenant waives, to the fullest extent permitted by Applicable Law, all rights and benefits of Tenant under Section 93.012 of the Texas Property Code, as amended or succeeded from time to time.

12.	OFAC.

a.	Tenant certifies, represents, warrants and covenants that:

(1)	It is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person", or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(2)	It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

SIXTEENTH AMENDMENT  TO LEASE AGREEMENT

b.	Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the Landlord Parties from and against any and all Claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

13.	Brokerage: Mutual indemnities.

a.	Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than HPJ Corporate Services, LLC ("Broker"). Tenant shall indemnify, defend, and hold Landlord harmless against all costs, expenses, attorneys' fees, or other liability for commissions or other compensation or charges claimed by any broker or agent other than Broker claiming by, through, or under Tenant with respect to this Amendment.

b.	Landlord warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than Broker. Landlord shall indemnify, defend, and hold Tenant harmless against all costs, expenses, attorneys' fees, or other liability for commissions or other compensation or charges claimed by any broker or agent, including Broker, claiming by, through or under Landlord with respect to this Amendment.

c.	Any brokerage commissions payable to Broker are payable by Landlord pursuant to the terms of separate agreements between Landlord and Broker.

14.	No Offsets. Tenant hereby represents to Landlord that to the best of Tenant's knowledge, as of the date of this Amendment, Tenant has no defenses to or offsets against the full and timely payment and performance of each and every covenant and obligation required to be performed by Tenant under the terms of the Lease.

15.	Conflicts. The terms of this Amendment prevail if there is a conflict with the terms of the Lease.

16.	Headings. The headings or captions of the paragraphs in this Amendment are for convenience only and shall not act and shall not be implied to act to limit or expand the construction and intent of the contents of the respective paragraph.

17.	Binding Effect. This Amendment is binding upon and shall inure to the benefit of the parties and their respective successors and assigns (but this reference to assigns shall not be deemed to act as a consent to an assignment by Tenant).

18.	Ratification. The Lease, as amended and modified hereby, is ratified and confirmed by the parties as being in full force and effect.

SIXTEENTH AMENDMENT  TO LEASE AGREEMENT

EXECUTED as of the date first above written.

LANDLORD:

STONEHOLLOW INDUSTRIAL INVESTORS, LLC, a Delaware limited liability company

By:	Stonehollow Industrial Manager, LLC, a Delaware limited liability company

By:
	Name:	Greg Forester
	Title:	President

TENANT:

ACTIVE POWER, INC., a Delaware corporation

By:
Name	John K. Penver
Title:	Chief Financial Officer

SIXTEENTH AMENDMENT  TO LEASE AGREEMENT